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As filed with the Securities and Exchange Commission on October 30, 2002

Registration No. 333-49300

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment
No. 1 to Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aon CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3051915
(State of incorporation)	(I.R.S. Employer Identification No.)

200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Raymond I. Skilling, Executive Vice President and Chief Counsel
Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

James T. Seery
Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 835-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (No. 333-49300) (as amended, the "Registration Statement") is being filed by Aon Corporation (the "Company") to deregister those shares of the Company's common stock previously registered pursuant to the Registration Statement that remain unsold. Those selling stockholders that are not affiliates of the Company, as defined in Rule 144 under the Securities Act, may continue to sell shares of common stock as may be permitted by Rule 144.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of October 29, 2002.

AON CORPORATION
By:	/s/ PATRICK G. RYAN Patrick G. Ryan Chairman and Chief Executive Officer

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        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of October 29, 2002.

Signature	Capacity

/s/ PATRICK G. RYAN Patrick G. Ryan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ HARVEY N. MEDVIN Harvey N. Medvin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Edgar D. Jannotta	Director
* Lester B. Knight	Director
* Perry J. Lewis	Director
* R. Eden Martin	Director
* Andrew J. McKenna	Director
* Robert S. Morrison	Director
* Richard C. Notebaert	Director
* Michael D. O'Halleran	President, Chief Operating Officer and Director
* John W. Rogers, Jr.	Director
* Patrick G. Ryan, Jr.	Director
* George A. Schaefer	Director
/s/ RAYMOND I. SKILLING Raymond I. Skilling	Executive Vice President, Chief Counsel and Director
* Carolyn Y. Woo	Director
*By:	/s/ RAYMOND I. SKILLING Raymond I. Skilling Attorney-in-Fact

Date: October 29, 2002

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DEREGISTRATION OF SECURITIES
SIGNATURES